2022 Full Year Earnings Webcast February 17, 2023

Presenting Today 2 Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward- looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. Crystal Lail Vice President & CFO Brian Bird President & CEO

 Operational performance • Maintained safe and reliable service while reaching new all-time system peaks for both electric (Montana & South Dakota) and natural gas (Montana & Nebraska) systems in 2022 • EEI Emergency Response Award recipient following May derecho in South Dakota and June historic flooding in Montana and Yellowstone National Park • One of very few utilities with improved JD Power Overall Customer Satisfaction scores in 2022 and most improved (both electric and gas) among “West Midsized” peers  Regulatory execution • Filed Montana electric and natural gas rate review and received interim rates in October 2022  Safely completed a record level of capital investment • $580 million invested in 2022 and a $510 million capital plan for 2023 Commitment to sustainability • Announced Net Zero by 2050 and published our TCFD / SASB aligned Sustainability Report  Driving reliability and affordability • Negotiated agreement with Avista to transfer Colstrip ownership • 222 megawatts, effective December 31, 2025 for zero purchase price 2022 in Review 3 Recognized by Newsweek as one of “America’s Most Responsible Companies”

Why Colstrip? 4 Reliable  Existing resource, ready to serve our Montana customers. Avoids lengthy planning, permitting and construction of a new facility that would stretch in-service beyond 2026.  Reduces reliance on imported power and volatile markets, providing increased energy independence.  In-state and on-system asset mitigating the transmission constraints we experience importing capacity.  Adds critical long-duration, 24/7 on-demand generation necessary for balancing our existing portfolio. Affordable  222 MW of capacity with no upfront capital costs and stable operating costs going forward. o Equivalent new build would cost in excess of $500 million. o Incremental operating costs are known and reasonable. Resulting variable generation costs represent a 90%+ discount to market prices incurred during December’s polar vortex.  In addition to no upfront capital, low and stably priced mine-mouth coal supply costs. Sustainable  We remain committed to our net zero goal by 2050. This additional capacity, with a remaining life of up to 20 years, helps bridge the interim gap and will likely lead to less carbon post 2040.  Yellowstone County Generating Station is potentially our last natural gas resource addition in Montana.  Partners are committed to evaluate non-carbon long-duration alternative resources for the site.  Keeps the existing plant open and retains its highly skilled jobs vital to the Colstrip community.  Protects existing ownership interests with an ultimate goal of majority ownership of Unit 4. NorthWestern Energy executed an agreement with Avista Corporation for the transfer of Avista’s ownership interests in Colstrip Units 3 & 4. • Effective date of transfer: 12/31/2025 • Generating capacity: 222 MW • Transfer price: $0.00

December 2022 Polar Vortex 5 The chart illustrates the actual resource specific contribution of energy, the capacity deficit we faced, and the market price of power during the late December 2022 multi-day cold weather event in Montana. As a result of our capacity deficit, we were reliant upon the high and volatile power market a majority of the time to meet customer demand.

2022 Financial Results 6 *See slides 10 & 14 and “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure. Fourth Quarter EPS vs Prior Period • GAAP: ↑ $0.20 (or 21%) • Non-GAAP*: ↑ $0.09 (or 9%) Full Year EPS vs Prior Period • GAAP: ↓ $0.35 (or 10%) • Non-GAAP*: ↓ $0.33 (or 10%)

2022 Comparison to Guidance 7 Significant Drivers The dramatic rise in interest rates, inflationary impacts to operating costs, and volatility of market supply costs presented significant headwinds in 2022. In addition, extreme weather conditions in late December drove higher supply costs (which we don’t fully, or timely, recover) and higher operating costs across the system. While we adjust the favorable weather out on a non-GAAP basis, we leave the costs in. While we were able to offset significant headwinds throughout the year, results were ultimately outside our guidance range. 2022 Diluted EPS

Fourth Quarter Financial Results 8 (1) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Fourth Quarter EPS Bridge 9 Solid improvement in fourth quarter earnings per share driven by weather, customer growth and Montana interim rates offset by increased operating expense (including property taxes and depreciation), interest expense and dilution from higher average shares outstanding. After-tax Earnings Per Share See slide 10 and “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure. *Interim rates subject to refund

Fourth Quarter Non-GAAP Earnings 10 The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure.

Full Year Financial Results 11 (1) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Full Year EPS Bridge 12 Full year earnings per share driven by increased operating expense (including property taxes and depreciation), interest expense and dilution from higher average shares outstanding. These determents were partly offset by weather, customer growth and Montana interim rates. After-tax Earnings Per Share See slide 14 and “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure.

Full Year Utility Margin Bridge 13 $24.9 Million or 2.6% increase in Utility Margin due to items that impact Net Income. NOTE: Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. Pre-tax Millions *Interim rates subject to refund ** Primarily due to prior year recognition of $4.7M of deferred interim rates PCCAM Impact $7.2M in 2022 vs. $5.4M in 2021

Full Year Non-GAAP Earnings 14 The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure.

Full Year Cash Flow 15 Cash from Operating Activities increased by $87.2 million primarily due to $78.0 million increase in collection of energy supply costs from customers. Funds from Operations increased by $3.6 million over prior period. Net Under-Collected Supply Costs (in millions) Beginning (Jan. 1) Ending (Dec. 31) Outflow 2021 $4.8 $99.1 ($94.3) 2022 $99.1 $115.4 ($16.3) 2022 Improvement (less outflow) $78.0 We anticipate issuing $75 million of common stock through our At-the-Market program in 2023. Debt maturities are manageable with approximately $144 million due in 2023. Financing plans (targeting a FFO to Debt ratio > 14%) are expected maintain our current credit ratings and are subject to change.

2023 earnings guidance is expected to be provided following an outcome in our pending Montana rate review. $510 million capital plan for 2023 (inclusive of $80 million of investment specific to Yellowstone County Generating Station). Long-term growth targets remain; 3-6% EPS and 4-5% rate base. 2023 annualized dividend of $2.56 is expected to be above targeted 60-70% payout ratio. Over the longer-term, we expect to maintain a dividend payout ratio within a targeted 60-70% range . Financing plans are intended to maintain current credit ratings; targeting FFO to debt ratio greater than 14%. Financial Outlook 16 Rowe Dam at Mystic Lake, Montana

Capital Investment 17 $2.4 billion of forecasted low-risk capital investment opportunity… • Capital investment addresses generation and transmission capacity constraints, grid modernization and renewable energy integration. This does not include any incremental opportunities related to additional supply investment. • This sustainable level of capex is expected to drive an annualized rate base growth of approximately 4%-5%. • We expect to finance this capital with a combination of cash flows from operations, first mortgage bonds and equity issuances. Over $2.1 Billion investment* over last 5 years * Historical Capital Investment includes property, plant and equipment additions, acquisitions and capital expenditures included in accounts payable. 5 Year History of Capital Investment 5 Year Forecast of Capital Investment ($millions, unless stated otherwise) Yellowstone County Generating Station

175 megawatt Yellowstone County generating project in Montana • Construction began in April 2022 • Construction costs of approximately $275 million with $154.9 million invested to date • Current schedule anticipates commercial operation during 2024* Electric Supply Resource Plans South Dakota • Filed an updated integrated resource plan in September 2022 • Plan identifies 43 megawatts as retire and replace candidates with potential for competitive solicitation during 2023-2024 Looking Forward 18 The recently completed 58-megawatt Bob Glanzer Generating Station in Huron, South Dakota, provides on-demand resources to support the variability of wind and solar projects coming onto our system and the grid in our region and help serve our customers during extended periods of peak demand. Montana • Expect to submit an integrated resource plan to the MPSC by the end of March 2023. * On October 21, 2021, the Montana Environmental Information Center (MEIC) and the Sierra Club filed a lawsuit in Montana State Court, against the Montana Department of Environmental Quality (MDEQ) and us, alleging that the environmental analysis conducted prior to issuance of the Yellowstone County project's air quality permit was inadequate. The Montana District Court judge held oral argument on June 20, 2022. We expect a decision in 2023. This lawsuit, as well as additional legal challenges related to the Yellowstone County plant, could delay the project timing. Construction continues while we are awaiting this decision.

Conclusion 19 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Strong Earnings & Cash Flows

20 Appendix

Montana Rate Review Progress – Next Steps 21 Procedural Schedule 03/06/2023 – NorthWestern to file rebuttal testimony 04/03/2023 – Pre-hearing memoranda due and final day for stipulations and settlement agreements 04/11/2023 – Hearing commences and continues day-to-day, as necessary  Requested base rate increase supports over a billion dollars invested in Montana critical infrastructure, while keeping operating costs below the rate of inflation, since our last rate reviews.  On September 28, 2022, the MPSC approved the recommendations of the MPSC Staff for interim rates effective October 1, 2022, subject to refund. Final rates, once approved, will be retroactive back to interim effective date. Appendix

Regulated Utility Five-Year Capital Forecast 22 Appendix $2.4 billion of highly-executable and low-risk capital investment Electric Supply Resource Plans - Our energy resource plans identify portfolio resource requirements including potential investments. Included within our projections is approximately $120.0 million of capital to complete construction of the 175 MW Yellowstone County Generating Station to be on line in 2024. Distribution and Transmission Modernization and Maintenance - The primary goals of our infrastructure investments are to reverse the trend in aging infrastructure, maintain reliability, proactively manage safety, build capacity into the system, and prepare our network for the adoption of new technologies. We are taking a proactive and pragmatic approach to replacing these assets while also evaluating the implementation of additional technologies to prepare the overall system for smart grid applications. Beginning in 2021, and continuing through 2025, we are installing automated metering infrastructure in Montana at a total cost of approximately $112.0 million, of which, $66.1 million remains and is reflected in the five year capital forecast.

Montana Rate Review 23 Approximately 42% of the requested total electric and natural gas revenue increase is driven by flow-through costs including market power purchases and property taxes. ( subject to refund) Appendix

Rate Base & Authorized Return Summary 24 Appendix (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) On August 8, 2022, we filed a Montana electric and natural gas rate review filing (2021 test year) requesting an increase to our authorized rate base, return on equity, and equity level in our capital structure. We expect a final order regarding this rate review in 2023. Coal Generation Rate Base as a percentage of Total Rate Base Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 9 -14% of earnings from its jointly owned coal generation rate base.

NorthWestern Energy executed an agreement with Avista Corporation (Exit Agreement) for the transfer of Avista’s ownership interests in Colstrip Units 3 and 4. • Effective date of transfer: December 31, 2025 • Generating capacity: 222 MW (bringing our total ownership to 444 MW) • Transfer price: $0.00 Colstrip Transaction Overview 25 • NorthWestern will be responsible for operational and capital costs beginning January 1, 2026. • The agreement does not require approval by the Montana Public Service Commission (MPSC). We expect to work with the MPSC in a future docket for cost recovery in 2026. • NorthWestern will have the right to exercise Avista’s vote with respect to capital expenditures1 between now and 2025 with Avista responsible for its pro rata share2. • Avista will retain its existing environmental and decommissioning obligations through life of plant. • Under the Colstrip Ownership & Operating Agreement, each of the owners will have a 90-day period in which to evaluate the transaction between NorthWestern and Avista to determine whether to exercise their respective right of first refusal. • We expect to file our Montana Integrated Resource Plan during the first quarter 2023. This transaction is expected to satisfy our capacity needs in Montana for at least the next 5 years. 1. Avista retains the vote related to remediation activities. 2. Avista bears its current project share (15%) costs through 2025, other than “Enhancement Work Costs” for which it bears a time-based pro-rata share. Enhancement Work Costs are costs that are not performed on a least-costs basis or are intended to extend the life of the facility beyond 2025. See the Exit Agreement for additional detail. Appendix

Reduces Risk  We are in a supply capacity crisis due to lack of resource adequacy, with approx. 40% of our customers’ peak needs on the market. This transaction will reduce our need to import expensive capacity during critical times.  Establishes clarity regarding operations past 2025 Washington state legislation deadline.  Reduces PCCAM risk sharing for customers and shareholders. Bill Headroom  Stable pricing reduces impact of market volatility and high energy prices on customers. Aligned with ‘All of the Above’ energy transition in Montana  Supports our generating portfolio that is nearly 60% carbon-free today.  Provides future opportunity at the site while supporting economic development in Montana.  Agreement considers the appropriate balance of reliability, affordability and sustainability. 26 Why Colstrip?Appendix

Facility Ownership Overview 27 NorthWestern is actively working with the other owners to resolve outstanding issues, including the associated pending legal proceedings. Additionally, the owners intend to pursue a mutually beneficial reallocation (swap) of megawatts between the two units that would ideally provide NorthWestern with a controlling (> 370 megawatts) share of Unit 4. Appendix

Our Net-Zero Vision 28 Over the past 100 years, NorthWestern Energy has maintained our commitment to provide customers with reliable and affordable electric and natural gas service while also being good stewards of the environment. We have responded to climate change, its implications and risks, by increasing our environmental sustainability efforts and our access to clean energy resources. But more must be done. We are committed to achieving net zero emissions by 2050. • Committed to achieving net-zero by 2050 for Scope 1 and 2 emissions • Must balance Affordability, Reliability and Sustainability in this transition • No new carbon emitting generation additions after 2035 • Pipeline modernization, enhanced leak detection and development of alternative fuels for natural gas business • Electrify fleet and add charging infrastructure • Carbon offsets likely needed to ultimately achieve net-zero • Please visit www.NorthWesternEnergy.com/NetZero to learn more about our Net Zero Vision. Appendix

Increase in utility margin due to the following factors: $ 14.8 Higher electric retail volumes 9.5 Montana interim rates (subject to refund) 8.1 Higher natural gas retail volumes (4.8) Lower transmission revenue (due primarily to $4.7M prior year recognition of deferred transmission interim rates) (2.4) Less favorable electric QF liability adjustment (1.8) Higher non-recoverable Montana electric supply costs (0.8) Reduction of rates from the step down of natural gas production assets 2.3 Other $ 24.9 Change in Utility Margin Items Impacting Net Income 29 Utility Margin (Full Year) (dollars in millions) 12 Months Ended December 31, 2022 2021 Variance Electric $ 782.1 $ 757.4 $ 24.7 3.3% Natural Gas 203.7 189.4 14.3 7.6% Total Utility Margin $ 985.8 $ 946.8 $ 39.0 4.1% $ 13.3 Higher property taxes recovered in revenue, offset in property tax expense 2.5 Higher operating expenses recovered in revenue, offset in O&M expense 0.3 Higher gas production taxes recovered in revenue, offset in property & other taxes (2.0) Lower revenue from higher production tax credits, offset in income tax expense $ 14.1 Change in Utility Margin Offset Within Net Income $ 39.0 Increase in Utility Margin (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. (1) Appendix

Increase in operating expenses due to the following factors: $ 7.5 Higher depreciation expense due to plant additions 5.5 Higher property tax expense due to an increase in the estimated state and local taxes 2.2 Higher insurance expense 2.0 Increase in uncollectible accounts (due to prior year collection of previously written off balances) 1.9 Higher cost of materials 1.8 Higher technology implementation and maintenance expense 1.6 Higher travel expenses 1.6 Higher fleet fuel costs 1.0 Higher advertising expenses 0.4 Higher expenses at our electric generation facilities (2.1) Lower labor and benefits (1) (1.6) Prior year write off of preliminary construction costs 2.1 Other $ 23.9 Change in Operating Expense Items Impacting Net Income Operating Expenses 30 (Full Year) (dollars in millions) Twelve Months Ended December 31, 2022 2021 Variance Operating & maintenance $ 221.4 $ 208.3 $ 13.1 6.3% Administrative & general 113.8 101.9 11.9 11.7% Property and other taxes 192.5 173.4 19.1 11.0% Depreciation and depletion 195.0 187.5 7.5 4.0% Operating Expenses (2) $ 722.7 $ 671.1 $ 51.6 7.7% $ 13.6 Higher property and other taxes recovered in trackers, offset in revenue 12.8 Higher pension and other postretirement benefits, offset in other income (1) 2.5 Higher operating and maintenance expenses recovered in trackers, offset in revenue (1.2) Lower non-employee directors deferred compensation, offset in other income $ 27.7 Change in Operating Expense Items Offset Within Net Income $ 51.6 Increase in Operating Expenses $25.0 Appendix (1) In order to present the total change in labor and benefits, we have included the change in the non-service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses. (2) (excluding fuel, purchased supply and direct transmission expense)"

Operating to Net Income 31 (dollars in millions) Twelve Months Ended December 31, 2022 2021 Variance Operating Income $ 263.1 $ 275.7 $ (12.6) (4.6%) Interest expense (100.1) (93.7) (6.4) (6.8%) Other income, net 19.4 8.2 11.2 136.6% Income Before Taxes 182.4 190.2 (7.8) (4.1%) Income tax benefit (expense) 0.6 (3.4) 4.0 117.6% Net Income $ 183.0 $ 186.8 $ (3.8) (2.0%) (Full Year) $6.4 million increase in interest expenses was primarily due to higher interest rates on borrowings under our revolving credit facilities, partly offset by higher capitalization of allowance for funds used during construction (AFUDC). $11.2 million increase in other income was primarily due to a decrease in the non- service cost component of pension expense and higher capitalization of AFUDC, partly offset by a $2.5 million CREP penalty, which relates to litigation we have been involved in associated with our past progress towards meeting obligations to acquire renewable energy projects as mandated by the recently repealed Montana CREP requirement, and a decrease in the value of deferred shares held in trust for non-employee directors deferred compensation (which is offset in operating expense).. $4.0 million Income tax improvement was primarily due to lower pre-tax income along with higher flow-through benefits. Appendix

Tax Reconciliation 32 Appendix (Full Year)

Weather 33 Approximately 60% of the state of Montana is in moderate and 37% in severe drought conditions. However, this is a significant improvement from a year ago where approximately 86% of the state was in severe drought conditions. We estimated a $8.9 million pre-tax benefit as compared to normal and a $10.0 million benefit as compared to the full year 2021. Appendix (Full Year) Mean Temperature Departures from 30-Year Average Drought Conditions in Montana vs 30-Year Normal Source: www.drought. gov/states/ montana

Weather Impact Adjustment 34 Appendix Revision to non-GAAP weather normalization method - Up to, and including, Q3 2022, our weather normalizing adjustment included the estimated impact from four customer classes; commercial electric, residential electric, commercial natural gas and residential natural gas. Due to a statistically low correlation coefficient of our commercial electric customers’ usage patterns, we will no longer include a weather normalizing adjustment for this customer class. As a result, the weather adjustment in the fourth quarter reflects the reversal of the first three quarters of commercial electric customer impact (eliminating the commercial electric impact for the year).

GAAP to Non-GAAP 35 Appendix The comparison above updates 2021 non-GAAP earnings to exclude the estimated weather impacts of our commercial electric customers consistent with 2022 non-GAAP presentation. Revised 2021 Presentation (Excluding commercial electric impact) 2021 as originally presented The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Quarterly PCCAM Impacts 36 Appendix In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases. Pre-tax Millions

Qualified Facility Earnings Adjustment 37 Appendix Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders.

Balance Sheet 38 Debt to Total Capitalization down from last year and slightly below our targeted 50% - 55% range with the incremental equity issuance in the 4th quarter of 2022. Appendix

39 Segment ResultsAppendix (1) (1) (Full Year) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

40 Electric SegmentAppendix (1) (Full Year) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

41 Natural Gas SegmentAppendix (1) (Full Year) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Quarter Financial Results 42 (1) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. Appendix (4th Quarter)

Increase in utility margin due to the following factors: $ 9.5 Montana interim rates 9.2 Electric retail volumes 5.8 Natural gas retail volumes 0.8 Higher transmission revenue (higher demand from market conditions) 0.4 Prior year electric QF liability adjustment (0.2) Higher non-recoverable Montana electric supply costs 1.8 Other $ 27.3 Change in Utility Margin Impacting Net Income 43 Utility Margin (4th Quarter) (dollars in millions) Three Months Ended December 31, 2022 2021 Variance Electric $ 205.6 $ 177.2 $ 28.5 16.1% Natural Gas 66.6 55.7 11.0 19.7% Total Utility Margin $ 272.2 $ 232.9 $ 39.4 16.9% $ 11.4 Higher property taxes recovered in revenue, offset in property tax expense 0.5 Higher operating expenses recovered in revenue, offset in O&M expense 0.2 Higher revenue from higher production tax credits, offset in income tax expense $ 12.1 Change in Utility Margin Offset Within Net Income $ 39.4 Increase in Utility Margin (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. (1) Appendix

Increase in operating expenses due to the following factors: $ 5.5 Higher property and other taxes 2.7 Higher depreciation due to plant additions 0.8 Higher expenses at our electric generation facilities 0.5 Higher travel expense 0.4 Higher insurance expense 0.3 Higher technology implementation and maintenance expense (2.3) Lower labor and benefits (1) (0.4) Prior year write-off of preliminary construction costs (0.2) Lower Uncollectible accounts expenses 3.8 Other miscellaneous $ 11.2 Change in Operating Expense Items Impacting Net Income Operating Expenses 44 (4th Quarter) (dollars in millions) Three Months Ended December 31, 2022 2021 Variance Operating & maintenance $ 60.7 $ 49.0 $ 11.7 23.9% Administrative & general 26.8 22.3 4.5 20.2% Property and other taxes 52.2 35.0 17.2 49.1% Depreciation and depletion 49.3 46.6 2.7 5.8% Operating Expenses $ 189.0 $ 152.9 $ 36.1 23.6% $ 12.0 Higher pension and other postretirement benefits, offset in other income 11.7 Higher property and other taxes recovered in trackers, offset in revenue 0.7 Higher non-employee directors deferred compensation, offset in other income (1) 0.5 Higher operating and maintenance expenses recovered in trackers, offset in revenue $ 24.9 Change in Operating Expense Items Offset Within Net Income $ 36.1 Increase in Operating Expenses $16.2 Appendix (1) In order to present the total change in labor and benefits, we have included the change in the non- service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses.

Operating to Net Income 45 (dollars in millions) Three Months Ended December 31, 2022 2021 Variance Operating Income $ 83.3 $ 80.0 $ 3.3 4.1% Interest expense (27.1) (23.4) (3.7) (15.8%) Other income, net 7.6 (5.7) 13.3 233.3% Income Before Taxes 63.8 50.9 12.9 25.3% Income tax benefit 2.9 0.4 2.5 625.0% Net Income $ 66.7 $ 51.3 $ 15.3 30.0% (4th Quarter) $3.7 million increase in interest expenses was primarily due to higher interest rates on borrowings under our revolving credit facilities, partly offset by higher capitalization of AFUDC. $13.3 million increase in other income was primarily due to a decrease in the non- service cost component of pension expense, higher capitalization of AFUDC, and a increase in the value of deferred shares held in trust for non-employee directors deferred compensation (which is offset in operating expense). $2.5 million increase in income tax benefits was primarily due higher flow-through benefits partially offset by higher pre-tax income. Appendix

Tax Reconciliation 46 Appendix (4th Quarter)

47 Segment ResultsAppendix (1) (1) (4th Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Weather / Hydro Conditions 48 Snow water equivalents generally in line with the 30-year medians. (Missouri, Madison & Clark Fork Rivers and West Rosebud Creek basins) We estimated a $2.3 million pre-tax benefit as compared to normal and a $7.5 million benefit as compared to Q4 2021. Appendix (4th Quarter) Snow Water Equivalent Percent to 30-Year Normal

49 Electric SegmentAppendix (1) (4th Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

50 Natural Gas SegmentAppendix (1) (4th Quarter) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure.

Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Explaining Utility Margin 51 (1) Utility Margin is a non-GAAP Measure. Appendix

Non-GAAP Financial Measures 52 Appendix

Non-GAAP Financial Measures 53 Appendix This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures.

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